Exhibit 99.2

FOR IMMEDIATE RELEASE

KBL HEALTHCARE ACQUISITION CORP. III POSTPONES SPECIAL MEETING OF
STOCKHOLDERS UNTIL JULY 17, 2009

ALSO ANNOUNCES
INFORMATION ON SPECIAL MEETING OF STOCKHOLDERS

NEW YORK, NEW YORK, July 15, 2009 – KBL Healthcare Acquisition Corp. III (“KBL”) (NYSE AMEX: KHA, KHA.U, KHA.WS) announced that its special meeting of stockholders originally scheduled for July 16, 2009 at 10:00 a.m. eastern time, will be postponed until 10:00 a.m. on Friday, July 17, 2009.  The meeting is taking place at its original location, at the offices of Graubard Miller, KBL’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.  As previously announced, KBL has entered into a definitive merger agreement with PRWT, providing for a business combination in which PRWT will become the publicly traded company upon closing of the business combination (“Merger”).  A full description of the Merger is contained in KBL’s definitive proxy statement/prospectus (“Proxy Statement”).

As described in the Proxy Statement, KBL currently believes that the present holders of 30% or more of the shares of common stock issued in KBL’s IPO (“Public Shares”) have the intention to vote against the Merger and seek conversion of their Public Shares into cash in accordance with KBL’s amended and restated certificate of incorporation. If such event were to occur, the Merger could not be completed. To preclude such event, KBL has negotiated arrangements to provide for the purchase of an aggregate of approximately 7.2 million Public Shares from the holders of Public Shares who indicated their intention to vote against the Merger and seek conversion or otherwise wish to sell their Public Shares and is in the process of negotiating additional arrangements with holders of Public Shares.  Such purchases will be consummated at or immediately after the closing of the Merger using funds currently held in KBL’s trust account.  As a result of the foregoing arrangements and other possible arrangements described in the Proxy Statement, KBL anticipates that holders of less than 30% of the Public Shares shall seek conversion of their Public Shares.

In the event that the Merger is unable to be consummated, KBL will be required to liquidate.  Pursuant to the Delaware General Corporation Law (“DGCL”), KBL will be required to pay or make reasonable provision for all existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to KBL, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any claims that have not been made known to KBL or that have not arisen but that, based on facts known to KBL at this time, are likely to arise or to become known to KBL within 10 years after such date.  Accordingly, KBL cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made.

Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by KBL at the Securities and Exchange Commission’s web site at www.sec.gov.

About KBL

KBL is a blank check company organized under the laws of the State of Delaware on January 9, 2007.  KBL was formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare industry in any geographic location.  On July 25, 2007, KBL closed its IPO of 17.25 million units, including the underwriters’ full over-allotment option, generating $138.0 million in gross proceeds.  Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. As of March 31, 2009, KBL held approximately $135.4 million in a trust account maintained by an independent trustee, which will be released to KBL upon the consummation of the business combination. Additional information is available at .

The business combination with PRWT is subject to customary closing conditions, including (a) approval by KBL stockholders, (b) approval by KBL stockholders of certain amendments to the certificate of incorporation of KBL and (c) fewer than 30% of the shares of KBL Common Stock issued in its IPO voting against the merger and demanding a cash conversion of their shares in accordance with KBL’s amended and restated certificate of incorporation.

About PRWT

PRWT is a diversified enterprise of pharmaceutical manufacturing and distribution, facilities management and maintenance, and business process solutions services. As a nationally recognized minority-owned enterprise, PRWT is one of the largest minority-owned businesses headquartered in the Greater Philadelphia Region and has been ranked in the top 100 minority-owned service industry businesses in the United States by Black Enterprise magazine for the past nine years.  For more information, visit www.prwt.com.

The information on KBL’s and PRWT’s websites are not, and shall not be deemed to be, a part of this notice or incorporated in filings either KBL or PRWT makes with the SEC.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of KBL and does not constitute an offer of any securities of KBL for sale. Any solicitation of proxies will be made only by the definitive proxy statement/prospectus of KBL that was mailed to all stockholders of record as of June 22, 2009. Investors and security holders of KBL are urged to read the definitive proxy statement/prospectus and appendices thereto because they contain important information about KBL and PRWT.

Forward Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about our: ability to complete a combination with one or more target businesses; success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination; our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements; potential inability to obtain additional financing to complete a business combination; limited pool of prospective target businesses; potential change in control if we acquire one or more target businesses for stock; public securities’ limited liquidity and trading; failure to list or delisting of our securities from the NYSE Amex or an inability to have our securities listed on the NASDAQ Stock Exchange following a business combination; use of proceeds not in trust or available to us from interest income on the trust account balance; or our financial performance following this offering.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, including those described in the definitive proxy statement/prospectus filed by KBL and PRWT with the SEC on June 26, 2009.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

Stockholders of KBL and other interested persons are advised to read the definitive proxy statement/prospectus, and all future supplements thereto, in connection with KBL’s solicitation of proxies for the special meeting to be held to approve the business combination with PRWT, because such proxy statement/prospectus contains important information about PRWT, KBL  and the proposed business combination.  Stockholders are also be able to obtain a copy of the proxy statement/prospectus, without charge, at the SEC’s internet site at http://www.sec.gov or by directing a request to: KBL Healthcare Acquisition Corp. III, 380 Lexington Avenue, 31st Floor, New York, NY 10168.

KBL and its directors and executive officers, and PRWT and its stockholders, directors and executive officers, and their respective affiliates, may enter into additional arrangements to purchase shares of common stock and/or warrants of KBL in open market or privately negotiated transactions.

KBL and its stockholders, directors and executive officers and PRWT and its stockholders, directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of KBL stockholders to be held to approve the merger.

COMPANY CONTACT:	-OR-	INVESTOR RELATIONS:
KBL Healthcare Acquisition Corp. III		The Equity Group Inc.
Dr. Marlene Krauss		Gerrard Lobo
Chief Executive Officer		Senior Account Executive
212-319-5555 ext. 3416		(212) 836-9610
mkrauss@kblhealthcare.com		globo@equityny.com

Michael Kaswan		Devin Sullivan
Chief Operating Officer		Senior Vice President
212-319-5555 ext. 3412		(212) 836-9608
mike@kblhealthcare.com		dsullivan@equityny.com

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